UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2024

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Boulevard
Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2024, The Wendy’s Company (the “Company”) issued a press release announcing the appointment of a new President and Chief Executive Officer and director, as described in Item 5.02 below. In this press release, the Company reaffirmed its full year 2023 outlook previously provided in the Company’s third quarter earnings release issued on November 2, 2023. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained within this Item 2.02, including the information in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President and Chief Executive Officer of the Company

On January 18, 2024, the Board of Directors of the Company (the “Board”) appointed Kirk Tanner as President and Chief Executive Officer of the Company, effective February 5, 2024 (the “Effective Date”). The Board also elected Mr. Tanner to serve as a director of the Company, as of the Effective Date. Mr. Tanner will serve as a member of the Board until the Company’s 2024 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Tanner will serve on the Capital and Investment and Executive Committees of the Board. In connection with this appointment, Todd A. Penegor will cease to be the President and Chief Executive Officer of the Company, and will resign from the Board and all Board committees on which he served, as of the Effective Date. In addition, the Board has terminated Mr. Penegor’s employment with the Company, without cause, as of a date to be agreed that is on or after the Effective Date and no later than February 29, 2024. In connection with his termination, Mr. Penegor will be entitled to receive payment of accrued obligations, as well as compensation and benefits consistent with a termination without “cause” as previously described in the “Employment Arrangements and Potential Payments Upon Termination or Change in Control” section of the Company’s definitive proxy statement on Schedule 14A for its 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on March 30, 2023.

Mr. Tanner, age 55, served as Chief Executive Officer, PepsiCo Beverages North America of PepsiCo, Inc. from January 2019 until January 2024. Prior to 2019, Mr. Tanner held several leadership roles at PepsiCo, including President and Chief Operating Officer, North America Beverages from 2016 to 2018, Chief Operating Officer, North America Beverages and President, Global Foodservice from 2015 to 2016, as well as roles as Senior Vice President and General Manager of Frito-Lay’s West Business Division, and Vice President of Sales at PepsiCo U.K. and Ireland. Mr. Tanner serves on the advisory board for the University of Utah’s David Eccles School of Business, where he earned a Bachelor of Science degree in Accounting.

Mr. Tanner’s appointment as President and Chief Executive Officer and election as a director of the Company were not pursuant to any agreement between Mr. Tanner and any other person. There is no family relationship between Mr. Tanner and any director or executive officer of the Company, and there are no transactions between Mr. Tanner and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Employment Letter of Mr. Tanner

On January 18, 2024, Mr. Tanner entered into an employment letter with the Company (the “Employment Letter”) that provides for a base salary of $1 million per year, subject to annual review by the Compensation and Human Capital Committee of the Board, and eligibility for an annual, performance-based bonus under the Company’s annual incentive plan with a target equal to 175% of his annual base salary. The actual performance-based bonus payable to Mr. Tanner will range from zero to 200% of the target, depending on the achievement of performance objectives, which will be consistent with the objectives established under the plan for other executive officers of the Company.

The Employment Letter also provides that Mr. Tanner will be eligible to participate in the Company’s equity-based long-term incentive plans and programs (the “LTIP”). For fiscal year 2024, Mr. Tanner’s long-term incentive award will have a target value of $6 million and will comprise performance share units (60%), restricted stock units (15%), and nonqualified stock options (25%). These awards will be subject to substantially the same terms and conditions as apply for awards to other executive officers of the Company. Under the Employment Letter, Mr. Tanner will become eligible for the LTIP’s retirement-based vesting provisions after he completes seven (7) years of service with the Company.

In addition, the Employment Letter provides for a one-time equity award with a grant date fair value (at target) of $9 million (subject to approval by the Performance Compensation Subcommittee of the Board’s Compensation and Human Capital Committee (the “CHC Committee”)). Two-thirds of this award will be in the form of restricted stock units that will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Tanner’s continued employment on the applicable vesting dates, and one-third of this award will be in the form of performance share units that will vest based on the achievement of three (3)-year relative total stockholder return targets.

Mr. Tanner will also be eligible to participate in employee benefit programs generally made available to executive officers of the Company. Mr. Tanner will be subject to customary confidentiality and non-compete provisions. The Employment Letter also provides for relocation assistance in accordance with the Company’s policy and reimbursement for reasonable legal fees.

If Mr. Tanner’s employment is terminated by the Company without “cause”, he would be entitled to termination benefits in accordance with the Company’s Executive Severance Pay Policy applicable to executives of the Company joining on or after February 16, 2023, a copy of which is attached hereto. Such benefits are conditioned on Mr. Tanner timely executing, and not revoking, a general release in favor of the Company.

Amended Executive Severance Pay Policy

At its meeting on February 16, 2023, the CHC Committee approved revisions to the Company’s Executive Severance Pay Policy (the “Severance Policy”), to be applied for U.S. officers at the level of Senior Vice President or above who are newly hired or promoted on or after February 16, 2023 (“Covered Executives”). As amended, the Severance Policy provides the following post-termination payments and benefits for Covered Executives whose employment is terminated by the Company without cause (as defined therein): (i) base salary continuation for twelve (12) months (or twenty-four (24) months for the Chief Executive Officer) following termination; (ii) a pro-rated annual cash incentive for the year of termination, payable based on actual performance; (iii) accelerated vesting on a pro rata basis of outstanding stock options; (iv) accelerated vesting on a pro rata basis of outstanding restricted stock units; and (v) pro rata vesting of outstanding performance share units, subject to actual performance attained for the entire performance period. If the Covered Executive’s termination without cause occurs within twelve (12) months following a change in control (as defined in the Severance Policy), (x) the salary continuation described above would be based on the Covered Executive’s base salary plus target annual cash incentive (rather than just base salary), (y) outstanding stock options and restricted stock units would vest in full (rather than pro rata) and such vested options would remain exercisable for up to 12 months (but not beyond the grant expiration date); and (z) performance share unit treatment would be as set forth in the applicable award agreement. A copy of the Severance Policy is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information in Item 2.02 above is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Wendy’s International, LLC Executive Severance Pay Policy, as amended February 16, 2023.

99.1	Press release issued by The Wendy’s Company on January 18, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: January 18, 2024	By:	/s/ Michael G. Berner
Michael G. Berner
Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary